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EXHIBIT 10.4

                               AMENDMENT TO THE
                             HANOVER DIRECT, INC.
                         KEY EXECUTIVE EIGHTEEN MONTH
                        COMPENSATION CONTINUATION PLAN

                              Amendment Number 1

        WHEREAS, Hanover Direct, Inc. (the "Company") maintains the Hanover Direct, Inc. Key Executive Eighteen Month Compensation Continuation Plan (the "Plan"); and

        WHEREAS, pursuant to Section 9 of the Plan, the Company's Board of Directors (the "Board") has the right at any time to amend the Plan (except under certain circumstances set forth in said Section 9 which are not applicable in the instant case); and

        WHEREAS, the Board now desires to amend the Plan;

        NOW, THEREFORE, the Plan is hereby amended, effective as of June 1, 2001, as follows:

        FIRST:   Section 10.2 of the Plan is hereby amended to read in its
entirety as follows:


               "10.2 Except as provided on Appendix B to the Plan in connection with those Participants who are parties to "Transaction Bonus Letter Agreements" with the Company, Change of Control Benefits received by a Participant shall be in lieu of and not in addition to and shall supersede and replace severance benefits, change of control benefits or any similar payments or benefits a Participant might be eligible for under any other practice, plan, policy, program, agreement or arrangement of the Company."

        SECOND:   The Plan is hereby amended by the addition of a new Appendix
B to the end thereof, to read in its entirety as follows:

                                 "APPENDIX B

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        Each of the Participants identified below is a party to a "Transaction
        Bonus Letter Agreement" with the Company. In addition, Thomas C. Shull is a party to a "Letter Agreement" with the Company, dated April 30, 2001, pursuant to which, following the termination of the Services Agreement made as of December 5, 2000 by and among Meridian Ventures, LLC, Thomas C. Shull and the Company, in the event he is terminated without cause during any period of his continued employment as the Chief Executive Officer of the Company, he shall be paid one year of his annual base salary (the "Shull Termination Payment"). Notwithstanding anything to the contrary contained in the Plan,
        Section 10.2 of the Plan shall not be effective with respect to the payment of (i) such Participants' "Transaction Bonuses," and/or (ii) the Shull Termination Payment. Therefore, the payment of any such "Transaction Bonus" to any of the below-referenced Participants and/or the payment of the Shull Termination Payment, shall be paid in addition to, and not in lieu of, any Change of Control Benefit payable thereto pursuant to the terms of the Plan.

         Participants with "Transaction Bonus Letter Agreements"

         Charles F. Messina
         Thomas C. Shull
         Jeffrey Potts
         Brian C. Harriss
         Michael D. Contino"

        THIRD:   Except to the extent hereinabove set forth, the Plan shall remain in full force and effect without change or modification.

        IN WITNESS WHEREOF, and as evidence of the adoption of the foregoing, the Company has caused this Amendment Number 1 to be executed by a duly authorized officer as of this 1st day of June, 2001.


                                               HANOVER DIRECT, INC.


                                               By:
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                                               Name:
                                                      ------------------------

                                               Title:
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